Exhibit 10.22

Promissory Note evidencing $1,500,000 unsecured short term loan.

PROMISSORY NOTE
[Unsecured]

This Note is made and executed this 28th day of March 2005, by ONSCREEN TECHNOLOGIES, INC., a Colorado corporation [hereinafter referred to as "PAYOR"] for the benefit of CH CAPITAL, a California general partnership [hereinafter referred to as "PAYEE"], collectively referred to herein as the "PARTIES."

For value received, one million five hundred thousand dollars and no cents ($1,500,000.00), PAYOR promises to pay PAYEE the sum of one million five hundred thousand dollars and no cents ($1,500,000.00). Said amount shall accrue interest at the rate of fifteen percent (15%) simple interest per annum paid to PAYEE on a monthly basis on the 5th day of the month, with the first such interest payment of eighteen thousand seven hundred and fifty dollars and no cents ($18,750.00) due on May 5, 2005. The principal ($1,500.000.00) shall be due and payable in one installment on or before the 1st day of October 2005.

TRUTH IN LENDING STATEMENT:

Total Principal.. $1,500,000.00

Total Interest..Fifteen Percent (15%) Per Annum

Said funds shall be wired transferred by PAYEE to PAYOR on or before March 31, 2005.

Said interest payments ($18,750.00) shall be wire transferred by PAYOR to PAYEE on or before the 5th of each month.

ARTICLE I
TYPE OF PAYMENT ON PROMISSORY NOTE

2.01 Principal and interest is payable upon this Note only in lawful money of the United States.

ARTICLE II

WAIVER OF PAYOR

3.01 PAYOR waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

ARTICLE III
DEFAULT BY PAYOR

4.01 Should any of the following events of default occur, this Note and any other obligations of the PAYOR to the PAYEE shall become due and payable immediately, without prior demand or notice:

.1 Failure of the PAYOR to pay the principal and all accrued interest in full on or before the due date;

.2 The death of the PAYOR or PAYEE;

.3 The filing of any petition or other request for relief by the PAYOR under the United States bankruptcy laws;

.4 The application for appointment of a receiver for the PAYOR;

.5 The making of a general assignment for the benefit of the PAYOR's creditors;

.6 The insolvency of the PAYOR;

.7 The misrepresentation by the PAYOR to the PAYEE for the purpose of obtaining or extending credit; or

.8 Assignment of this Note, with or without value to any third person not a party hereto.

ARTICLE IV

GOVERNING LAW

5.01 All questions with respect to the construction of this Note and the rights and liabilities of the PARTIES hereto shall be governed by the laws of the State of California.

ARTICLE V
NOTICES

6.01 All notices shall be in writing and either personally delivered or sent by first class mail, postage prepaid.

6.01.1 If to PAYEE: CH CAPITAL
2414 Southview Drive
Alamo, California 94507

6.01.1 If to PAYOR: ONSCREEN TECHNOLOGIES, INC.
209 9th Avenue N., Suite 210
Safety Harbor, Florida 34695
ATTN: John ("JT") Thatch, CEO

ARTICLE VI
SEVERABILITY

8.01 If any provisions of this Note shall be declared by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall continue in full force and effect.

ARTICLE VII
HEADINGS

9.01 The headings proceeding the paragraphs of this Note are for convenience of reference only, are not a part of this Note, and shall be disregarded in the interpretation of any portion of this Note.

ARTICLE VIII

SOLE AGREEMENT

10.01 This instrument contains the sole agreement of the PARTIES relating to this loan and correctly sets forth the rights, duties, and obligations of each to the other as of its date. Any prior agreements, promises, negotiations or representations not expressly set forth in these Articles are of no force and effect.

ARTICLE IX
ASSIGNMENTS PROHIBITED

11.01 This Note may not be assigned by PAYEE, and any attempt by PAYEE to assign this Note, with or without value, shall be null and void.

ARTICLE X
AMENDMENTS TO THIS NOTE

12.01 This Note may not be amended or modified in any form or fashion. No renewal or extension of this Note, delay in enforcing any right of the PAYEE under this Note, acceptance of a late or partial payment, or assignment by PAYEE of this Note shall be deemed a waiver or shall affect the liability of the PAYOR. All rights of the PAYEE under this Note are cumulative and may be exercised concurrently or consecutively at the PAYEE's option.

ARTICLE XI
NO PREPAYMENT PENALTY

13.01 PAYOR may, at any time, prepay the entire balance, or any portion thereof, without penalty and without notice. Any partial payment shall be charged against unpaid interest, then principal. However, in no event, shall PAYEE receive less than six (6) months of interest payments.

ARTICLE XII
BINDING ARBITRATION AND ATTORNEY'S FEES

14.01 In the event of a dispute by and between the PARTIES, which relates directly or indirectly to the terms and conditions of this Promissory Note, or any interpretation thereof, said dispute shall be resolved with binding arbitration under the rules of the American Arbitration Association. Any such arbitration hearing shall be conducted in the County of Contra Costa, California, or at such other suitable place as may be mutually agreed by and between the PARTIES. The PARTIES waive their right to trial, including trial by jury, and waive the right to appeal any adverse ruling made by an arbitrator. The prevailing PARTY shall be entitled to his/her reasonable attorney's fees and costs, including all costs of arbitration.

DATE: 3.30.05

S/
John ("JT") Thatch
CEO
On behalf of ONSCREEN TECHNOLOGIES, INC.

DATE: 3.30.05

S/
William J. Clough
on behalf of CH CAPITAL

DATE: 3.30.05

S/
Brad Hallock
on behalf of CH CAPITAL